EXHIBIT 10.5.7

Federal Home Loan Bank

of Pittsburgh

VIA FACSIMILE AND FEDERAL EXPRESS

May 27, 2004

Ms. Sybil C. Malinowski

Vice President & Associate General Counsel

Federal Home Loan Bank of Chicago

111 East Wacker Drive

Chicago, IL 60601

RE: Mortgage Partnership Finance® Program

Enclosed is one original of the 7th Amendment to the Pittsburgh Bank’s Services Agreement which has been executed by the Pittsburgh Bank.

Thanks for your assistance in this matter.

Sincerely yours,

/s/ Michele H. Weatherly
Michele H. Weatherly
Vice President and Assistant General Counsel

Enclosure

cc: Renee Pfender

63219

601 Grant Street • Pittsburgh, PA 15219-4455 • 412/288-3400

SEVENTH AMENDMENT TO

MORTGAGE PARTNERSHIP FINANCE®

SERVICES AGREEMENT

THIS SEVENTH AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 25th day of May, 2004, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 11, 2000, and amended by two supplemental letters dated May 16, 2000 and August 21, 2000, and five prior amendments dated May, 8, 2000, May 19, 2000, February 1, 2001, October 1, 2003, November 5, 2003 and March 15, 2004 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank desires to enter into, from time to time, certain Master Commitments in the amount of One Billion Dollars ($1,000,000,000) or greater (each, a “Subject MC” and collectively, the “Subject MCs”) with various participating financial institution members of the Pittsburgh Bank (each, a “Subject PFI”); and

WHEREAS, the parties have agreed that the Pittsburgh Bank will retain a 75% interest in each Subject MC and will transfer a 25% Participation Share to the MPF Provider under each Subject MC, subject to the terms and conditions of this Amendment, unless the parties agree otherwise in writing. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. It is understood that none of the Subject MCs and none of the Master Commitments serviced under the Actual/Actual Remittance Option (“A/A MCs”) will be deemed to be included in, and subject to, a Liquidity Option notice given by the Pittsburgh Bank pursuant to Section 7.1.1 of the Agreement except to the extent that any one or more of the Subject MCs and/or A/A MCs are expressly included in such Liquidity Options Notice. Further, nothing in this Amendment is intended to amend or modify the terms of separate Liquidity Option arrangements that govern A/A MCs.

2. Section 7.1.1 of the Agreement is hereby amended with respect to the Subject MCs only, but not with respect to any other Master Commitments, so that the Pittsburgh Bank may elect (i) to exercise the Liquidity Option granted by Section 7.1.1, and expressly include one or more of the Subject MCs in its Liquidity Option notice, in which case the specified Subject MCs will be inactive for the remainder of the Business Day, or (ii) to give a Liquidity Option notice solely for one or more of the Subject MCs for the Business Day as provided in the FHLB Guide, in which case the MPF Provider will deactivate the relevant Subject MCs for the remainder of the Business Day. If a Subject PFI requests Delivery Commitments under one of its Subject MCs after the Pittsburgh Bank has delivered a Liquidity Option notice that includes such Subject MC, the MPF Provider may inform the Subject PFI that such Subject MC has been deactivated at the request of the Pittsburgh Bank.

3. The parties agree that each Subject MC (i) shall provide for a maximum dollar amount of Program Loans that can be delivered by the Subject PFI in any calendar month (the “Monthly Maximum”) and (ii) may limit the permitted Note Rate(s) for Mortgages to be delivered under such Subject MC. The Pittsburgh Bank agrees that it will not approve each Subject PFI exceeding the Monthly Maximum for all Conventional Loans or the Monthly Maximum for all Government Loans, as the case may be, for each Subject MC without first obtaining the written agreement of the MPF Provider.

4. The Pittsburgh Bank agrees that in the event a Subject PFI should breach the representation and warranty with respect to the permitted Note Rate(s) specified in a Subject MC and the Bank requires the repurchase of any Mortgage due to such breach, the Pittsburgh Bank will reimburse the MPF Provider for its pro rata share of the Loan Repurchase Amount as calculated in accordance with Chapter 24.3.2 of the Origination Guide without regard to whether the Pittsburgh Bank ever receives or collects the Loan Repurchase Amount from the Subject PFI with respect to each such Mortgage.

5. The Pittsburgh Bank agrees to require each Subject PFI to contact the Pittsburgh Bank prior to requesting the issuance of any Delivery Commitment issued under any of the Subject MCs, and to obtain the Pittsburgh Bank’s approval for such Delivery Commitment. Further, the parties agree that the MPF Provider shall be entitled to presume that each Subject PFI has obtained the Pittsburgh Bank’s prior approval whenever a Subject PFI requests a Delivery Commitment under any of the Subject MCs.

6. Except for the amendments contained in this Amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Thomas D. Sheehan	By:	/s/ Craig C. Howie
Name:	Thomas D. Sheehan	Name:	CRAIG C. HOWIE
Title:	Sr. V.P.	Title:	SVP

		By:	/s/ Renee A. Pfender
		Name:	RENEE A. PFENDER
		Title:	SVP

MORTGAGE PARTNERSHIP FINANCE® and MPR® are registered trademarks of the Federal Home Loan Bank of Chicago.

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